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As filed with the Securities and Exchange Commission on August 8, 2008

Registration Statement No. 333- 125383

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1
to
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Assured Guaranty Ltd.
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0429991 (I.R.S. Employer Identification No.)
30 Woodbourne Avenue Hamilton HM 08 Bermuda Telephone: (441) 296-4004 (Name, address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)	CT Corporation System 111 Eighth Avenue, 13th Floor New York, New York 10011 (Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
James M. Michener General Counsel and Secretary Assured Guaranty Ltd. 30 Woodbourne Avenue Hamilton HM 08 Bermuda (441) 296-4004	Edward S. Best Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600

        Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

 EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 is being filed to remove from registration the remaining 24,850,000 common shares registered on the registration statement which were not sold under the registration statement.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, and in accordance with Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Hamilton, Bermuda, on August 8, 2008.

ASSURED GUARANTY LTD.
By:	/s/ ROBERT MILLS Robert Mills Chief Financial Officer

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EXPLANATORY NOTE
SIGNATURES